Fuel Systems Solutions Reports Third Quarter 2009 Results

- Revenue increased to $116.2 million, up 10% year-over-year -

- Improves gross margins 260 basis points vs. prior year -

- Achieves 47,000 DOEM systems installations -

- Increases 2009 annual guidance -

NEW YORK, N.Y., November 5, 2009 -- Fuel Systems Solutions, Inc. (Nasdaq:FSYS) reported results for its third quarter ended September 30, 2009.

Mariano Costamagna, Fuel Systems' CEO, said, "During the quarter, we made great strides advancing Fuel Systems' leadership position in the alternative fuel systems markets. Our acquisitions complement Fuel Systems' existing global businesses and the integrations are proceeding smoothly. Throughout the year, we increased our delayed original equipment manufacturer (DOEM) capacity by adding more lines within facilities to capture automotive demand. During the third quarter, we reached a record 47,000 systems installations. We believe the demand from Europe will continue, and we are on track to exceed 170,000 installations in 2009."

Matthew Beale, Fuel Systems' President, CFO and Secretary, said, "We delivered revenue of $116.2 million, representing a 10% increase from the third quarter of 2008, reflecting strong demand for alternative fueled vehicles, especially in Italy, and our 2009 acquisitions offset by weakness in our industrial business and the negative impact from foreign exchange rates. We continue to demonstrate the scalability of our DOEM model to meet market demand. Now, we are implementing new GFI and IMPCO product development programs to leverage our expanded product range, manufacturing and engineering capabilities. Our transportation business won new commercial fleet customers for the U.S. Automotive market and our industrial business received regulatory approval for the 2010 North American industrial emissions cycle."

Recent Operational Highlights

  Acquired Teleflex Incorporated's Power Systems business, which includes industrial and transportation alternative fuel components and systems and auxiliary power systems, for $14.6 million in an all cash transaction in August 2009.
  Reached 47,000 DOEM installations in the third quarter 2009, up from 37,000 and 30,000 in the second and first quarters of 2009, respectively.
  Secured initial orders of EPA-certified bi-fuel systems to key commercial fleet corporate and municipality customers for U.S. Automotive market. Customers include Chesapeake Energy Corporation, Apache Corporation, Anadarko Energy, DCP Midstream Partners, Laredo Energy and National Oilwell Varco, as well as state and municipal entities, including the Texas Department of Transportation, the Railroad Commission of Texas and the City of Norman Oklahoma.
  Received regulatory approval from the California Air Resources Board (CARB) and the Environmental Protection Agency (EPA) for its range of propane and gasoline GM industrial engines for the North American industrial emissions cycle which begins on January 1, 2010.

Financial Results

Revenue for the third quarter of 2009 was $116.2 million, including approximately $5 million in negative foreign exchange impact, compared to $105.5 million in the third quarter of 2008. Gross profit for the third quarter 2009 was $39.4 million, or 34% of revenue, compared to $30.7 million, or 29% of revenue a year ago, reflecting increased operating efficiencies. Operating income for the period totaled $23.1 million, or 20% of revenue, compared to $18.2 million, or 17% of revenue, in the third quarter of 2008. During the quarter, the company recorded a gain of $2.0 million ($0.11 per share) in (other income, net) on the acquisition of the remaining 50% of the WMTM joint venture in Brazil. Including this gain, net income for the third quarter 2009 was $15.5 million, or $0.88 per diluted share, compared to $11.9 million, or $0.75 per diluted share, in the 2008 third quarter.

For the nine-month period ending September 30, 2009, total revenues were $288.6 million, including a negative foreign exchange impact of approximately $27 million, compared to $298.4 million for the same period in 2008. Including the gain of $2.0 million ($0.11 per share) noted above, net income for the nine months ended September 30, 2009 was $30.0 million, or $1.80 per diluted share, compared to $22.7 million, or $1.44 per diluted share, in the year ago period.

Company Outlook

"While the soft global economy continues to impact the transportation aftermarket and industrial businesses, OEM/DOEM transportation demand has gained momentum during the second half of 2009. While no final determination on next year's subsidy program in Italy have been announced, the current programs provide visibility for continued growth in the fourth quarter of this year. We have, therefore, increased our annual guidance accordingly," concluded Beale.

Based on the current market outlook, margin improvements and acquisitions, the company expects full year 2009 revenue to be between $415 million and $425 million. The company is targeting 2009 gross margin between 30% and 32% and 2009 operating margin to be between 14% and 16%.

Conference Call

The company will host a conference call on November 5th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its third quarter 2009 financial results. To listen to the call live, please dial 877-356-8063 at least 10 minutes before the start of the conference. International participants may dial 706-679-2544. The pass code for the conference call will be 36561639. The call is also being webcast and can be accessed from the "Investor Relations" section of the company's website at www.fuelsystemssolutions.com. A telephone replay will be available until midnight ET on November 10th by dialing 800-642-1687 or 706-645-9291 and entering pass code 36561639#. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company's sales and its ability to achieve 2009 revenue between $415 million and $425 million with gross profit margin between 30 percent and 32 percent and operating margin between 14 percent and 16 percent, as well as the success of products and the success and integration of recent acquisitions. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to, risks that we cannot integrate the acquired assets into our business promptly and efficiently, that the patents or certifications acquired are insufficient or not useable by us, that expected sales do not materialize, that changes in emissions regulations may not significantly increase demand for the Company's products, the global economic downturn may reduce customers' demand for new automobiles and/or our products, original equipment automobile manufacturers do not adopt the Company's fuel systems as expected, that expected sales not based on long-term contracts will materialize, that changes in emissions regulations will not significantly impact demand for the Company's products, that a global economic downturn may reduce customers' demand for our products, that reduction in oil prices will reduce the demand for our products and that currency fluctuations will reduce our revenue or financial condition. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2008 and Form 10-Q for the quarter ended June 30, 2009. The Company does not undertake to update or revise any of its forward-looking statements or guidance even if experience or future changes show that the indicated results or events will not be realized.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq:FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems' components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the company's advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. The company is composed of two operating subsidiaries: IMPCO Technologies and BRC. IMPCO Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:

Matthew Beale, President, CFO & Secretary

Fuel Systems Solutions, Inc.

(646) 502-7170

Investor Relations Contacts

Lippert / Heilshorn & Associates

Kirsten Chapman/ Cathy Mattison cmattison@lhai.com

(415) 433-3777

    Tables to Follow -

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$ 44,562	$ 26,477
Accounts receivable less allowance for doubtful accounts of $5,297 and $3,293 at September 30, 2009 and December 31, 2008, respectively	112,923	70,009
Inventories:
Raw materials and parts	55,300	38,925
Work-in-process	1,766	1,700
Finished goods	43,702	50,253
Inventory on consignment with unconsolidated affiliates	701	1,732

Total inventories	101,469	92,610
Deferred tax assets, net	6,537	5,734
Other current assets	7,817	5,749
Related party receivables	170	69

Total current assets	273,478	200,648

Equipment and leasehold improvements:
Dies, molds and patterns	5,043	3,889
Machinery and equipment	36,724	25,996
Office furnishings and equipment	14,303	11,198
Automobiles and trucks	3,013	2,235
Leasehold improvements	10,141	8,098

	69,224	51,416
Less accumulated depreciation and amortization	29,552	23,744

Net equipment and leasehold improvements	39,672	27,672
Goodwill	56,183	41,295
Deferred tax assets, net	164	174
Intangible assets, net	25,187	10,021
Investment in unconsolidated affiliates	3,777	3,334
Other assets	3,381	4,183

Total Assets	$ 401,842	$ 287,327

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2009	December 31, 2008
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 56,429	$ 65,224
Accrued expenses	61,504	34,212
Current revolving lines of credit	3,177	2,413
Current portion of term loans and other loans	7,920	4,470
Current portion of capital leases	213	192
Deferred tax liabilities, net	750	112
Related party payables	8,002	11,263

Total current liabilities	137,995	117,886
Term loans and other loans	22,111	4,689
Capital leases	206	238
Other liabilities	7,203	6,258
Deferred tax liabilities	8,221	4,301

Total liabilities	175,736	133,372

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding at September 30, 2009 and December 31, 2008	-	-
Common stock, $0.001 par value, authorized 200,000,000 shares; 17,600,164 issued and 17,584,672 outstanding at September 30, 2009; and 15,801,745 issued and 15,749,783 outstanding at December 31, 2008	18	16
Additional paid-in capital	257,286	220,270
Shares held in treasury 15,492 and 51,962 shares at September 30, 2009 and December 31, 2008, respectively	(652)	(1,399)
Accumulated deficit	(49,380)	(79,354)
Accumulated other comprehensive income	18,834	14,422

Total stockholders' equity	226,106	153,955

Total Liabilities and Stockholders' Equity	$ 401,842	$ 287,327

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue	$ 116,203	$ 105,539	$ 288,608	$ 298,423
Cost of revenue	76,800	74,841	196,242	211,661

Gross profit	39,403	30,698	92,366	86,762
Operating expenses:
Research and development expense	3,839	2,706	10,053	8,236
Selling, general and administrative expense	12,337	9,730	34,995	32,560
Goodwill impairment loss	-	-	-	3,907
Amortization of intangible assets	140	91	393	282

Total operating expenses	16,316	12,527	45,441	44,985

Operating income	23,087	18,171	46,925	41,777
Other income (expense), net	2,683	370	4,234	(794)
Interest expense, net	(459)	(51)	(1,368)	(443)

Income before income taxes, equity share in income (loss) of unconsolidated affiliates and extraordinary gains	25,311	18,490	49,791	40,540
Equity share in income (loss) of unconsolidated affiliates	188	(58)	494	19
Income tax expense	(9,989)	(6,769)	(20,311)	(17,187)

Income before extraordinary gain	15,510	11,663	29,974	23,372
Extraordinary gain	-	243	-	243
x
Net Income	15,510	11,906	29,974	23,615
Less: Net income attributable to non-controlling interests	-	39	-	914

Net income attributable to Fuel Systems	$ 15,510	$ 11,867	$ 29,974	$ 22,701

Basic earnings per share:
Income before extraordinary gain attributable to Fuel Systems	$ 0.88	$ 0.74	$ 1.81	$ 1.44

Per share effect of extraordinary gain	$ -	$ 0.01	$ -	$ 0.01

Net income attributable to Fuel Systems	$ 0.88	$ 0.75	$ 1.81	$ 1.45

Diluted earnings (loss):
Income before extraordinary gain attributable to Fuel Systems	$ 0.88	$ 0.73	$ 1.80	$ 1.42

Per share effect of extraordinary gain	$ -	$ 0.02	$ -	$ 0.02

Net income attributable to Fuel Systems	$ 0.88	$ 0.75	$ 1.80	$ 1.44

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Net income	$ 29,974	$ 23,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,826	4,911
Amortization of intangibles	3,057	2,164
Provision for doubtful accounts	(68)	225
Provision for inventory reserve	5,205	2,266
Provision for loan to unconsolidated affiliate	-	540
Goodwill impairment loss	-	3,907
Gain on acquisition	(1,993)	-
Extraordinary gain	-	(243)
Equity share in income of unconsolidated affiliates	(494)	(19)
Dividends from unconsolidated affiliates	196	230
Unrealized (gain) loss on foreign exchange	(1,541)	371
Loss on disposal of asset	242	146
Stock-based compensation expense	188	297
Changes in assets and liabilities, net of acquisitions:
Increase in accounts receivable	(27,909)	(17,440)
Decrease (increase) in inventory	11,735	(13,891)
Decrease (increase) in other current assets	416	(3,015)
Increase in deferred income taxes	(730)	(2,160)
(Decrease) increase in accounts payable	(19,491)	6,151
Increase in accrued expenses	10,353	16,670
Increase in other assets	(1,043)	(441)
(Decrease) increase in long term liabilities	(70)	555
Receivables from/payables to related party, net	(2,435)	2,013

Net cash provided by operating activities	11,418	26,852

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(10,041)	(7,561)
Purchase of noncontrolling interest in consolidated subsidiary	-	(6,311)
Investment in joint venture	10	-
Acquisitions, net of cash acquired of $1.1 million	(28,055)	-
Purchase of intangible asset	-	(193)
Proceeds from sale of assets	128	3

Net cash used in investing activities	(37,958)	(14,062)

Cash flows from financing activities:
Borrowing (Payment) on revolving lines of credit, net	240	(2,274)
Payments on term loans	(4,437)	(3,050)
Proceeds from term loans	19,757	-
Payment of capital lease obligations	(304)	(374)
Proceeds from issuance of common stock, net of expenses of $2.3 million	27,717	-
Proceeds from exercise of stock options and warrants	43	2,384
Purchase of the sale of common shares held in trust, net	(20)	(95)
Dividends paid to noncontrolling interest in consolidated subsidiaries	-	(900)

Net cash provided by (used in) financing activities	42,996	(4,309)

Net increase in cash	16,456	8,481
Effect of exchange rate changes on cash	1,629	(993)

Net increase in cash and cash equivalents	18,085	7,488
Cash and cash equivalents at beginning of period	26,477	26,797

Cash and cash equivalents at end of period	$ 44,562	$ 34,285

Supplemental disclosure of cash flow information:
Non-cash financing activities:
Acquisition of equipment under capital lease	$ 52	$ 81

Issuance of 1,382 shares and 5,321 shares of restricted stock in 2009 and 2008, respectively	$ 15	$ 99

Issuance of 282,932 shares of common stock for the acquisition of Distribuidora Shopping	$ 8,654	$ -

Issuance of 39,868 shares from treasury stock for the acquisition of Distribuidora Shopping	$ 1,220	$ -